CUSIP No. 31188V100	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Class A Common Stock of Fastly, Inc.

Dated:	February 13, 2020

AMPLIFY PARTNERS, L.P.

BY:	AMPLIFY GP PARTNERS, LLC
ITS:	GENERAL PARTNER

By:	/s Sunil Dhaliwal
Managing Member

AP OPPORTUNITY FUND, LLC

BY:	AMPLIFY GP PARTNERS, LLC
ITS:	GENERAL PARTNER

By:	/s Sunil Dhaliwal
Managing Member

AMPLIFY GP PARTNERS, LLC

By:	/s Sunil Dhaliwal
Managing Member

/s Sunil Dhaliwal
Sunil Dhaliwal